EXHIBIT 10.13

2003 EQUITY INCENTIVE PLAN

MEDIWARE INFORMATION SYSTEMS, INC.

STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the Grant Date set forth below, by and between Mediware Information Systems, Inc., a New York corporation having its principal place of business at the address set forth below (hereinafter called the “Company”), and the individual whose name and address appear below on the first page of this Agreement (hereinafter called “Optionee”).

WHEREAS, the terms and conditions of the Options (the "Options") granted to Optionee and evidenced by this Agreement are as follows:

Name of Optionee:	Grant Date:

Address of Optionee:	Type of Option:

Number of Option Shares:

Expiration Date:

Exercise Price Per Share:

Vesting Date Provisions:

	Vesting Schedule	Shares Becoming Exercisable

Company Address:  11711 W. 79th Street, Lenexa, KS 66214

WHEREAS, Optionee is an employee of the Company; and

WHEREAS, as an incentive for the Optionee and as compensation and a benefit to him or her for serving as an employee, the Company has offered to issue, and the Optionee has agreed to accept, options to purchase shares of common stock of the Company pursuant to the Mediware Information Systems, Inc. 2003 Equity Incentive Plan (the “Plan”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.    Grant of Options. Pursuant to and subject in all respects to the provisions of the Plan, the Company -hereby grants to the Optionee, under the terms and conditions set forth in this Agreement and the Plan, as of the Grant Date, Options to purchase the aggregate number of shares of common stock, par value $.10 per share, of the Company (“Common Stock”) set forth above on the first page of this Agreement subject to adjustment in accordance herewith (which shares are hereinafter called “Option Shares”). The Option Shares may be purchased by exercising the Options in accordance with the terms of this Agreement, at the exercise price per share set forth on the first page of this Agreement, which price is not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. Terms defined in the Plan shall have the same meaning in this Agreement unless the context requires otherwise.

2.    Vesting of Options. The Options shall vest as set forth on the first page of this Agreement. The Options shall remain exercisable until the “Expiration Date” set forth on the first page of this Agreement unless earlier terminated as provided herein.
The Options and exercisability of the Options shall be subject in all respects to the terms and conditions set forth in this Agreement, all other terms and conditions of the Plan and any rules, regulations or other determinations of the Compensation Committee of the Board of Directors (the “Committee”). Unless specifically indicated on the first page of this Agreement, it is not intended that the Options shall be incentive stock options for the purposes of the Internal Revenue Code of 1986, as amended (the "Code").
If a Change of Control, as described in Section 9.6 of the Plan occurs, all Options shall become fully vested and fully exercisable immediately upon the occurrence of the Change of Control.

3.    Transferability. Subject to the exceptions noted in Section 6.6 of the Plan, no Option shall be transferable other than by will or the laws of descent and distribution.

4.    Exercisable only during Employment; Death; Disability. During the lifetime of Optionee, the Options shall be exercisable only by such Optionee (or his or her court-appointed legal representative) subject to the terms of the Plan.

5.    Confidential Information; Forfeiture;.
(a)    The Optionee hereby acknowledges and agrees that any limitations and restrictions relating to the Optionee’s receipt and use of any confidential information under any other agreement between the Optionee and the Company shall be incorporated into this Agreement, and any unexercised Options shall be forfeited immediately upon a breach of such undertaking as determined reasonably by the Committee and set forth in a notice given to the Optionee and Company, any such determination to be final and binding on all parties.

(b)    Any unexercised Options that have been awarded to the Optionee shall be terminated if the Committee determines that the Optionee’s employment has been terminated for Cause, as stated in Section 9.4 of the Plan.

(c)    Optionee acknowledges and agrees that the Restrictive Covenants (as defined below) are reasonable and necessary for the protection of the Company’s business interests. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it including equitable relief and the recovery of any damages.

(d)    If any court of competent jurisdiction shall at any time deem any term of this Agreement or any provision or provisions of any covenant, undertaking or agreement on the part of the Optionee contained in this Section 5, or incorporated by reference herein, (“Restrictive Covenants”) too lengthy or too restrictive or the territory too extensive, the other terms and provisions of Section 5 shall nevertheless stand, the restrictive periods shall be deemed to be the longest periods permissible by law under the circumstances, the other restrictive provisions and conditions shall be the most protective to the Company as may be permissible under law in the circumstances, and the territory in which activities are restricted shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restrictive Covenants, time period, territory and/or other restrictions or provisions to the maximum permissible duration or size or reasonable restriction.

6.    No Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any Shares covered by this Agreement until Optionee becomes the holder of record of such Shares, and Optionee shall not be entitled to any dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date on which Optionee shall have become the holder of record thereof.

7.    Adjustment in Option Shares; Change of Control. Optionee shall be entitled to appropriate adjustments to the number of Option Shares and/or their Exercise Price, as determined by the Committee in accordance with Section 9.1 of the Plan, in order to preserve the benefits or potential benefits intended to be made under this Agreement in the event of any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other corporate event (including mergers or consolidations).

8.    Exercise. The exercise of an Option must be by written notice to the Company at its principal place of business which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required pursuant to Article VII of the Plan. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, or by confirmed facsimile transmission, to the Chief Financial Officer or other authorized representative of the Company, prior to the termination of the Option, accompanied by full payment of the exercise price for the number of shares being purchased. The Option Shares to be purchased upon each exercise of any Option shall be paid for in full at the time of such exercise, such payment to be made (i) cash, (ii) check, (iii) promissory note, (iv) the tendering, by either actual delivery or by attestation, of those shares of Stock, having a Fair Market Value as of the day of exercise equal to the aggregate exercise price, or (v) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions as provided in Section 7.3 of the Plan.

9.    Compliance with Laws and Regulations. The grant and exercise of the Options, and the Company’s obligation to sell and deliver stock hereunder, are subject to such approvals by any regulatory or governmental agency as may be required and shall comply with all relevant provisions of applicable Federal and state laws, rules and regulations, including, without limita-tion, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, state securities laws, the rules and regulations promul-gated thereunder, and the require-ments of any stock exchange or of any quotation association or organization upon which the Option Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may imprint any legends on the Option Shares restricting their subsequent sale or transfer that may be required by state or Federal law.

Unless the Option Shares shall be duly registered under the Securities Act and registered, qualified or authorized under applicable state securities law, the Optionee, by accepting these Options, represents and warrants for himself and any other person or persons properly exercising these Options that any and all shares purchased hereunder shall be acquired for investment and not with the intention to sell or distribute such shares and agrees to deliver to the Company, upon request, a written representation that the shares being purchased are being acquired for investment and not with a present intention of sale or with a view to distribution, and a consent that the certificate representing such shares be endorsed to indicate such representation. The Company shall not be liable in the event it is unable to issue or sell shares of Common Stock or other securities to the Optionee if such issuance or sale would be unlawful, nor shall the Company be liable if the issuance or sale of shares of Common Stock or other securities to an Optionee is subsequently invalidated.

So long as is required, in the opinion of the Company’s general counsel, to avoid adverse tax, legal or accounting consequences to the Company, Optionee may not exercise an Option through the tendering, by either actual delivery or by attestation, of whole Shares unless the Committee specifically authorized such a transaction in the applicable Agreement.

10.   Withholding. Option shall be required to pay the Company at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company’s obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. Optionee my satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the minimum amount required by law to be withheld or such other amount that may not be exceeded in the opinion of the Independent Auditor, to avoid adverse financial accounting results.

11.   Employment Rights. Nothing contained in the Plan or in this Option Agreement shall confer upon the Optionee any right to be employed by, or to be continued in the employ of, the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any subsidiary by whom such person may be employed to terminate his employment at any time.

12.   Notice of Disposition. If these Options shall be incentive stock options the following shall apply: Optionee or his estate or legal representative shall immediately notify the Company in the event of any disposition of any kind by him of Option Shares acquired pursuant to these Options. If the disposition shall be a “disqualifying” disposition within the meaning of Section 422 of the Code, the Optionee or his estate or legal representation shall immediately pay any federal, state or local taxes owing by reason of the exercise or disposition and provide proof of payment to the Company.

13.   Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (including by courier or overnight carrier), or sent by facsimile transmission, or by certified or registered first class mail, postage prepaid. Any such notice shall be deemed given when so delivered personally; or if sent by facsimile transmission, when transmitted; or, if mailed, forty-eight (48) hours after the date of deposit in the mail, as follows:

(i)	if to the Company, to Chief Financial Officer, Mediware Information Systems, Inc., 11711 W. 79th Street, Lenexa, KS 66214, telecopier (913) 307-1166 and

(ii)	if to the Optionee, to the address set forth on the first page of this Agreement.

14.   Interpretation of this Agreement. Any dispute regarding the interpretation of this Agreement shall be resolved in accordance with the Plan and may be submitted by the Optionee or by the Company forthwith to the Committee for resolution, which shall review such dispute at the time of the next regular meeting of the Board or such Committee, or earlier at the Committee’s discretion. The decision of the Committee, as the case may be, with regard to such dispute shall be final and binding upon the Company and upon the Optionee.

15.   Successors and Assigns. This Agreement shall be binding on all successors and permitted assigns as provided in the Plan.

16.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas, without giving effect to the principles of conflicts of law.

17.   Amendments. No provision of this Agreement shall be modified, amended, extended or waived except in writing signed by the parties hereto or as otherwise be permitted or con-templated by the Plan.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and Optionee has executed this Agreement, all as of the date and year first above written.

MEDIWARE INFORMATION SYSTEMS, INC.

By:

Name:	George J. Barry
Title:	President & CEO

Optionee

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